UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Graco Inc.
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your vote counts! graco inc. 2022 annual meeting vote by april 28, 2022 11:59 pm et graco inc. 88 11th avenue n.e. minneapolis, mn 55413-1894 d66371-p67229 you invested in graco inc. and it’s time to vote! you have the right to vote on proposals being presented at the annual meeting. this is an important notice regarding the availability of proxy material for the shareholder meeting to be held on april 29, 2022. get informed before you vote view the notice and proxy statement and 2021 overview and annual report on form 10-k online or you can receive a free paper or email copy of the material(s) by requesting prior to april 15, 2022. if you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.proxyvote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. if sending an email, please include your control number (indicated below) in the subject line. unless requested, you will not otherwise receive a paper or email copy. vote virtually at the meeting* april 29, 2022 1:00 p.m., ct smartphone users point your camera here and vote without entering a control number virtually at: www.virtualshareholdermeeting.com/ggg2022 *please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com this is not a votable ballot This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Board Recommends Voting Items 1. Election of Directors Nominees: 1a. Eric P. Etchart For 1b. Jody H. Feragen For 1c. J. Kevin Gilligan For 2. Ratification of appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm. For 3. Approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed in the Proxy Statement. For NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.